UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2020

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway
Coppell, TX 75019
(Address of principal executive offices) (Zip Code)

(972) 538-6000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2020, Jeffrey A. Miller notified the Company of his resignation as principal accounting officer of the Company, effective immediately (the “Transition Date”). Mr. Miller will continue to serve as the Company’s principal financial officer, with the title of Chief Financial Officer, following the Transition Date.

On October 3, 2020, the Company’s Board of Directors appointed Kristin L. Schwertner to serve as the Company’s principal accounting officer, with the title of Vice President and Chief Accounting Officer, effective immediately.

Ms. Schwertner, 43, joined the Company in July 2006. Most recently, Ms. Schwertner served as the Company’s Controller from March 2019 to September 2020. Prior to that, she served as Senior Director of Financial Reporting from December 2015 to March 2019, Director of Financial Reporting from May 2013 to December 2015 and Manager of Financial Reporting from July 2006 to May 2013.

In connection with Ms. Schwertner’s appointment as the Company’s Vice President and Chief Accounting Officer, the Company has agreed to pay Ms. Schwertner an annual base salary of $240,000, and she will be eligible to receive a cash bonus, payable on a quarterly basis subject to her continued employment for the full quarter, in an amount equal to 0.055% of quarterly EBITDA, as determined in accordance with the Company’s credit agreement with JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: October 5, 2020	By:	/s/ Jeffrey A. Miller
Jeffrey A. Miller
Chief Financial Officer

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